Exhibit 23.2



                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



June 10, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Cybertel Communications Corp. - Form S-8

Gentlemen:

         I have acted as counsel to Cybertel Communications Corp., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 100,000,000 shares of its common stock ("Incentive Shares"), $0.001 par value per Incentive Share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2003 No. 2, as well as the registration of 50,000,000 shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003 No. 2. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                      Very truly yours,

                                                      /s/  Norman T. Reynolds

                                                           Norman T. Reynolds